Exhibit (23)




         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 25, 1999, included in Owens Corning's annual report on Form 10-K for the year ended December 31, 1998, into the Company's previously filed Registration Statements, File Nos. 33-9563, 33-9986, 33-9987, 33-18262, 33-20997, 33-27209, 33-31687, 33-
48707,  33-57886,  33-60487, 333-09367, 333-24501,  333-48153
and 333-47961







                            ARTHUR ANDERSEN LLP



Toledo, Ohio
March 12, 1999